UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2012

Orchard Supply Hardware Stores Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-11679	95-4214109
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6450 Via Del Oro San Jose, CA		95119
(Address of Principal Executive Offices)		(Zip Code)

(408) 281-3500

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On May 17, 2012, Orchard Supply Hardware Stores Corporation, a Delaware corporation (the “Company”), issued a press release announcing preliminary financial results for the first quarter ended April 28, 2012. A copy of the Company’s press release is attached hereto as Exhibit 99.1.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On May 17, 2012, the Company adopted a form of restricted stock units agreement and revised forms of option agreement and restricted stock agreement that will be used for future grants to executive officers and other employees of awards under the Company’s 2011 Equity Incentive Plan (the “2011 Plan”), which was filed with the Securities and Exchange Commission as Exhibit 10.33 to the Company’s Quarterly Report on Form 10-Q filed on December 22, 2011. The option agreement and restricted stock agreement were modified to clarify certain provisions for awards granted subject to these agreements under the 2011 Plan. The forms of restricted stock units agreement, option agreement and restricted stock agreement are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference. The description in this Current Report on Form 8-K of the forms of agreement is qualified in its entirety by reference to the attached exhibits.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

The following document is attached as an exhibit to this Current Report on Form 8-K:

Exhibit Number	Description

10.1	Form of Restricted Stock Units Agreement under the Orchard Supply Hardware Stores Corporation 2011 Equity Inventive Plan.

10.2	Form of Option Agreement under the Orchard Supply Hardware Stores Corporation 2011 Equity Inventive Plan.

10.3	Form of Restricted Stock Agreement under the Orchard Supply Hardware Stores Corporation 2011 Equity Inventive Plan.

99.1	Press release dated May 17, 2012 regarding preliminary financial results for the first quarter ended April 28, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 23, 2012	ORCHARD SUPPLY HARDWARE STORES CORPORATION

	By:	/s/ Michael W. Fox
Michael W. Fox Senior Vice President, General Counsel and Secretary